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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 39 to Registration Statement No. 033-59692 of our reports dated May 22, 2000 appearing in the Rydex Series Funds' Annual Reports to Shareholders for the periods ended March 31, 2000. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Auditors and Custodian" in the Statement of Additional Information, both of which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
    Princeton, New Jersey
    July 26, 2000